Exhibit 99.1

NEWS RELEASE
	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031

DRAFT DRG&E 2/5/08 10:00 PM		Jack Lascar / Sheila Stuewe
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES

ANNOUNCES FISCAL 2008 FIRST QUARTER RESULTS

Highlights

•                  Trial Schedule will be announced as soon as Company completes evaluation and modification of injection system

•                  Company signs contract extension with existing customer

Houston — February 6, 2008 — Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal 2008 first quarter ended December 31, 2007.

During the quarter, the Company completed the engineering, design and construction of its new “extruder” based particle injection system.

The Company is currently making modifications to the new injection system focused on increasing the speed of filling the system with particles for high volume injection rates.  Thus far, the test program has demonstrated that the other components function and perform as specified for operational success.  Examples of injection system accomplishments are:

        1.     Injection / Standpipe Interface:  The process of mechanically extruding particles at desired rates into pressured mud flow has been achieved and repeated for a sufficient amount of time and under various conditions required to meet field objectives. Fundamentally, this capability is at the heart of the research and development around the injection process and is the key to entraining particles into flowing high pressure drilling fluid.

        2.     Pressure Barriers:  The pressure barriers are cycling properly and holding the necessary pressure changes, as designed.

        3.     Control Systems: The previously untested automated hydraulic control system functions properly. In addition, the electronic control system which operates all components including the elevator, particle volume/rates, actuation of all valves and operation of the extruder works effectively.

During endurance testing, the Company identified one issue in particular that needs to be addressed before the system can be deemed field ready. This relates to decreasing the time required to fill the upper chamber where particles are introduced at atmospheric conditions and then pressurized before filling the lower chamber. It is necessary to decrease the “fill time” in order to maintain high volumes of particle injection. The Company is in the process of testing and implementing solutions to address this issue. Once the Company is satisfied with the results of this test program, the Company intends to announce a field trial schedule.

“During the last several months, we have made good progress. While the new injection system requires some modifications that require additional time to implement and test, we believe that this system is the solution for injecting particles.” added Jim B. Terry, President and CEO, Particle Drilling Technologies. “We have renewed our contract with our existing customer and are now in the process of planning for the next commercial trial.  We look forward to the next commercial trial as, I believe, the stage is now set for commerciality.”

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the first quarter of fiscal 2008 generating no revenue. The Company has yet to generate cash flow from operations, and until revenues commence, the Company is highly dependent upon debt and equity funding.  Based on the Company’s current liquidity position, the Company will need to raise additional capital through debt or equity funding.  Management cannot provide any assurance that any such financing will be available on acceptable terms or at all.  The following is a summary of the quarterly results:

	Three Months Ended December 31,
	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$—	$—
Gross profit	—	—
Loss from operations	(3,259,917)	(2,963,387)
Net loss	(3,226,536)	(2,838,461)
Net loss per share - basic and diluted	$(0.10)	$(0.10)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Thursday February 7, 2008, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-262-2138 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through February 14, 2008 and may be accessed by calling 303-590-3000 and using the pass code 11108062.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow —

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,

	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$—	$—

Operating expenses:
Research and development	1,780,812	1,664,843
General and administrative	1,479,105	1,298,544

Total operating expenses	3,259,917	2,963,387

Loss from operations	(3,259,917)	(2,963,387)

Other income (expenses)
Interest income	35,704	127,898
Interest expense	(2,323)	(2,972)

Total other income (expenses)	33,381	124,926

Net loss	$(3,226,536)	$(2,838,461)

Net loss per common share,
basic and diluted	$(0.10)	$(0.10)

Weighted average number of
common shares outstanding,
basic and diluted	31,648,120	29,094,418

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	December 31, 2007	September 30, 2007
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$2,548,985	$4,461,929
Assets held for sale	900,000	900,000
Prepaid expenses	240,978	233,174

Total current assets	3,689,963	5,595,103

Property, plant & equipment, net	739,660	867,168

Intangibles, net	1,334,919	1,312,246

Other assets	50,544	52,562

Total assets	$5,815,086	$7,827,079

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,096,550	$1,028,999
Short-term notes payable	50,842	88,258
Current portion of long-term debt	13,459	13,511
Accrued liabilities	572,048	134,988

Total current liabilities	1,732,899	1,265,756

Long-term debt	21,280	24,537
Deferred Rent	81,038	45,539

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 34,648,675 shares issued and 31,645,589 shares outstanding at December 31, 2007, and 34,632,987 shares issued and 31,629,901 shares outstanding at September 30, 2007	34,650	34,634
Additional paid-in capital	39,225,630	38,510,488
Treasury stock at cost, 3,003,086 shares	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(33,768,594)	(30,542,058)

Total stockholders’ equity	3,979,869	6,491,247

Total liabilities and stockholders’ equity	$5,815,086	$7,827,079

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(3,226,536)	$(2,838,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	166,855	188,307
Stock-based employee compensation	713,958	627,627
Changes in operating assets and liabilities:
Decrease in note receivable	—	385,839
(Increase) Decrease in prepaid expenses	(7,804)	20,771
Increase (Decrease) in accounts payable	67,551	(26,055)
Increase (Decrease) in accrued liabilities	437,060	(41,236)
Decrease in other assets	2,018	—
Increase in other liabilities	35,499	—

Net cash used in operating activities	(1,811,399)	(1,683,208)

Cash flows from investing activities:
Payments to purchase property and equipment	(26,726)	(52,556)
Payments to purchase intangibles	(35,294)	(40,205)

Net cash used in investing activities	(62,020)	(92,761)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,200	10,753,770
Repayments of notes payable	(40,725)	(81,166)

Net cash provided by (used in) financing activities	(39,525)	10,672,604

Net increase (decrease) in cash and cash equivalents	(1,912,944)	8,896,635

Cash and cash equivalents - beginning of period	4,461,929	2,291,586

Cash and cash equivalents - end of period	$2,548,985	$11,188,221